Exhibit (i)(1)

February 27, 2013

PowerShares Exchange-Traded Fund Trust II

301 West Roosevelt Road

Wheaton, Illinois 60187

Ladies and Gentlemen:

We have acted as counsel to PowerShares Exchange-Traded Fund Trust II, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with Post-Effective Amendment No. 390 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-138490; 811-21977) (the “Registration Statement”), to be filed with the U. S. Securities and Exchange Commission (the “Commission”) on or about February 27, 2013, registering an indefinite number of shares of beneficial interest in the series of the Trust listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                     the relevant portions of the prospectuses and statements of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)                                  the exemptive order applicable to the Trust issued by the Commission under the Investment Company Act permitting the Trust to operate as an exchange-traded fund (the “Exemptive Order”);

(iii)                               the declaration of trust and bylaws of the Trust in effect on the date of this opinion letter; and

(iv)                              the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series, and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust.  We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact.  We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of Shares.  In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the trust.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares.  We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Fund Service Providers” in the Prospectus.  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

Schedule A

1.             PowerShares Dynamic Japan Portfolio

2.             PowerShares Dynamic UK Portfolio

3.             PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio

4.             PowerShares FTSE RAFI Australia Portfolio

5.             PowerShares FTSE RAFI Brazil Portfolio

6.             PowerShares FTSE RAFI Canada Portfolio

7.             PowerShares FTSE RAFI China Portfolio

8.             PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio

9.             PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio

10.          PowerShares Dynamic Australia Portfolio

11.          PowerShares FTSE RAFI Emerging Markets Portfolio

12.          PowerShares FTSE RAFI France Portfolio

13.          PowerShares FTSE RAFI Germany Portfolio

14.          PowerShares FTSE RAFI Hong Kong Portfolio

15.          PowerShares FTSE RAFI Latin America Portfolio

16.          PowerShares FTSE RAFI Mexico Portfolio

17.          PowerShares FTSE RAFI South Africa Portfolio

18.          PowerShares Dynamic Canada Portfolio

19.          PowerShares FTSE RAFI South Korea Portfolio

20.          PowerShares FTSE RAFI Taiwan Portfolio

21.          PowerShares FTSE RAFI United Kingdom Portfolio

22.          PowerShares Global Water Portfolio

23.          PowerShares Global Clean Energy Portfolio

24.          PowerShares S&P International Developed High Quality Portfolio

25.          PowerShares Dynamic Developed International Growth Portfolio

26.          PowerShares Dynamic Developed International Value Portfolio

27.          PowerShares Dynamic France Portfolio

28.          PowerShares Dynamic Germany Portfolio

29.          PowerShares Dynamic Emerging Markets Portfolio

30.          PowerShares 1-10 Laddered Treasury Portfolio

31.          PowerShares 1-20 Laddered Treasury Portfolio

32.          PowerShares 1-30 Laddered Treasury Portfolio

33.          PowerShares 1-5 Laddered Treasury Portfolio

34.          PowerShares Aggregate Bond Portfolio

35.          PowerShares Preferred Portfolio

36.          PowerShares Emerging Markets Sovereign Debt Portfolio

37.          PowerShares Fundamental High Yield® Corporate Bond Portfolio

38.          PowerShares International Corporate Bond Portfolio

39.          PowerShares Insured National Municipal Bond Portfolio

40.          PowerShares Build America Bond Portfolio

41.          PowerShares Insured California Municipal Bond Portfolio

42.          PowerShares Insured New York Municipal Bond Portfolio

43.          PowerShares VDRO Tax-Free Weekly Portfolio

44.          PowerShares DWA Developed Markets Technical Leaders Portfolio

45.          PowerShares DWA Emerging Markets Technical Leaders Portfolio

46.          PowerShares Emerging Markets Infrastructure Portfolio

47.          PowerShares MENA Frontier Countries Portfolio

48.          PowerShares Ireland Portfolio

49.          PowerShares Global Agriculture Portfolio

50.          PowerShares Global Gold and Precious Metals Portfolio

51.          PowerShares S&P European Stars Portfolio

52.          PowerShares Space and Satellite Portfolio

53.          PowerShares DJ Global Exchanges Portfolio

54.          PowerShares Asia-Pacific Water Portfolio

55.          PowerShares FTSE RAFI QQQF Portfolio

56.          PowerShares DWA Relative Strength Portfolio

57.          PowerShares Financial Corporate Bond Portfolio

58.          PowerShares Industrial Corporate Bond Portfolio

59.          PowerShares Utilities Corporate Bond Portfolio

60.          PowerShares CEF Income Composite Portfolio

61.          PowerShares S&P SmallCap Consumer Discretionary Portfolio

62.          PowerShares S&P SmallCap Consumer Staples Portfolio

63.          PowerShares S&P SmallCap Energy Portfolio

64.          PowerShares S&P SmallCap Financials Portfolio

65.          PowerShares S&P SmallCap Health Care Portfolio

66.          PowerShares S&P SmallCap Industrials Portfolio

67.          PowerShares S&P SmallCap Information Technology Portfolio

68.          PowerShares S&P SmallCap Materials Portfolio

69.          PowerShares S&P SmallCap Utilities Portfolio

70.          PowerShares KBW Premium Yield Equity REIT Portfolio

71.          PowerShares KBW High Dividend Yield Financial Portfolio

72.          PowerShares KBW International Financial Portfolio

73.          PowerShares KBW Property & Casualty Insurance Portfolio

74.          PowerShares S&P 500® High Beta Portfolio

75.          PowerShares S&P 500® High Momentum Portfolio

76.          PowerShares S&P 500® Low Volatility Portfolio

77.          PowerShares Senior Loan Portfolio

78.          PowerShares Fundamental Investment Grade Corporate Bond Portfolio

79.          PowerShares CSI Fundamental Greater China Portfolio

80.          PowerShares Chinese Yuan Dim Sum Bond Portfolio

81.          PowerShares KBW Bank Portfolio

82.          PowerShares KBW Capital Markets Portfolio

83.          PowerShares KBW Insurance Portfolio

84.          PowerShares KBW Regional Banking Portfolio

85.          PowerShares S&P International Developed High Beta Portfolio

86.          PowerShares S&P International Developed Low Volatility Portfolio

87.          PowerShares S&P Emerging Markets High Beta Portfolio

88.          PowerShares S&P Emerging Markets Low Volatility Portfolio

89.          PowerShares DWA SmallCap Technical LeadersTM Portfolio

90.          PowerShares S&P 500® High Dividend Portfolio

91.          PowerShares Fundamental Emerging Markets Local Debt Portfolio